EXHIBIT 1.1

ESTERLINE TECHNOLOGIES CORPORATION

(a Delaware corporation)

3,450,000 common shares,

par value $0.20 per share

UNDERWRITING AGREEMENT

Dated: October 9, 2007

ESTERLINE TECHNOLOGIES CORPORATION

(a Delaware corporation)

3,450,000 Shares of Common Stock

UNDERWRITING AGREEMENT

October 9, 2007

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Esterline Technologies Corporation, a Delaware corporation (the “Company”), confirms its agreement (the “Agreement”) with Jefferies & Company, Inc. (the “Underwriter”), with respect to the issue and sale by the Company and the purchase by the Underwriter of 3,450,000 of its common shares, par value $0.20 per share (the “Securities”).

The Company understands that the Underwriter proposes to make a public offering of the Securities (the “Offering”) as soon as it deems advisable after this Agreement has been executed and delivered).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (Registration No. 333-117905) and an abbreviated registration statement on Form S-3 pursuant to Rule 462(b) under the Securities Act (Registration No. 333-146576) (the “Rule 462 Registration Statement”), collectively relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a related prospectus dated August 25, 2004 (the “Base Prospectus”) and (ii) a preliminary prospectus supplement dated October 9, 2007 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus and including the documents incorporated by reference therein, the “Preliminary Prospectus”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). Each prospectus used in connection with the offering of the Securities that omits information in accordance with Rule 430A is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof, including the Rule 462 Registration Statement, or included therein by the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus supplement dated October 9, 2007, together with the Base Prospectus, each in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement and final prospectus, which will be filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus and any other preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties. The Company represents and warrants to the Underwriter that, as of the date hereof, the Applicable Time referred to in Section 1(b) and as of the Closing Time referred to in Section 2(c) hereof:

(a) (i) (1) At the time of filing the Original Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), and (3) at the date hereof, the Company had and has reasonable grounds to believe that it met and meets, all the requirements for filing on Form S-3. The Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company.

(ii) (1) At the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations and (2) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.

(b) The Original Registration Statement became effective on August 25, 2004. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Exchange Act Regulations (as defined below), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Preliminary Prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when filed in all material respects with the Securities Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:30 p.m. (New York City time) on October 9, 2007 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable.

(d) The consolidated financial statements (including the notes thereto) and schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis and their results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect (as defined below); such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the notes thereto or elsewhere in the Prospectus); and the other financial and statistical information and data included in the Registration Statement, the General Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its Subsidiaries. Any pro forma financial statements or data included in the Registration Statement, the General

Disclosure Package and the Prospectus, together with the related schedules and notes, comply with the requirements of Regulation S-X of the Securities Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus that are not included as required; and; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that are required to be disclosed in such documents.

(e) The Company and each of its subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 27, 2006 and such other subsidiaries created after such date that would be required to be so listed if in existence at such date (collectively, “Subsidiaries”) is duly organized and is in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to be so incorporated or organized and validly existing or to so qualify, in the aggregate, would not have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse change in or effect on the business, condition (financial or otherwise), properties, net worth, results of operations or prospects, whether or not in the ordinary course of business, of the Company and its Subsidiaries, considered as one enterprise.

(f) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and not issued in violation of, and are not subject to, any preemptive or similar rights. The Securities conform in all material respects to the description thereof contained in the Registration Statement. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries owned, directly or indirectly, by the Company are owned free and clear of all liens, security interests, mortgages, pledges, charges, equities or claims (collectively, “Liens”), other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions. Except as disclosed in the Prospectus, no shares of capital stock have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries.

(g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Company and its Subsidiaries has full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Prospectus.

(h) This Agreement has been duly and validly authorized, executed and delivered by the Company. The sale of Securities has been duly and validly authorized by the Company.

(i) Neither the Company nor any of its Subsidiaries is in violation of its respective certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”). Neither the Company nor any of its Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), other than as disclosed in the Prospectus or where such violation or breach would not have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute a violation or default of the types referred to above.

(j) The issuance, offering and sale of the Securities to the Underwriter by the Company pursuant to this Agreement, the consummation of the transactions contemplated hereby and the compliance by the Company with the other provisions herein set forth do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any Governmental Authority having jurisdiction over each of the Company and its Subsidiaries, except as shall have been obtained or for any consent, approval, authorization, order, registration, qualification or filing, of which the failure to obtain or make would not result in a Material Adverse Effect, or (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, note purchase agreement, credit agreement, mortgage, deed of trust or loan agreement, or material agreement or material instrument to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries or any of their respective properties is bound, except for any breaches, violations or defaults which individually or in the aggregate would not result in a Material Adverse Effect, or (iii) conflict with the Charter Documents of any of the Company or its Subsidiaries, or (iv) conflict with any Applicable Law of any Governmental Authority applicable to any of the Company or its Subsidiaries, except for any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator the noncompliance with which would not result in a Material Adverse Effect or adversely affect the offering, issuance and sale of the Securities.

(k) When executed and delivered, this Agreement will conform in all material respects to the descriptions thereof in the Preliminary Prospectus and the Prospectus.

(l) No legal or governmental proceedings or investigations (each a “Proceeding”) are pending or threatened to which any of the Company or its Subsidiaries is a party or to which any of their property is subject that are not described in the Preliminary Prospectus and the Prospectus, except for such Proceedings that, if the subject of an unfavorable decision, ruling or finding, would not, individually or in the aggregate, result in a Material Adverse Effect.

(m) Each of the Company and its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate original equipment manufacturers, federal, state or foreign regulatory authorities (including but not limited to the U.S. Federal Aviation Administration) necessary to conduct their respective businesses, except where the failure to have such would not have a Material Adverse Effect, and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(n) Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves and except in each case for any noncompliance that, individually or in the aggregate, would not result in a Material Adverse Effect.

(o) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) Subsequent to the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as disclosed in the Preliminary Prospectus and the Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the business, condition (financial or otherwise), properties, net worth, results of operations or prospects, whether or not in the ordinary course of business, of the Company and its Subsidiaries, considered as one enterprise (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Company after reasonable inquiry, there is no event that is reasonably likely to occur which, if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect except as disclosed in the Preliminary Prospectus and the Prospectus.

(q) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) have taken, directly or indirectly, any action designed to cause or result in, or which have constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

(r) The Company is not and, after giving effect to the sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus and the Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s) The Company has not engaged any broker, finder, commission agent or other person (other than the Underwriter) in connection with the Offering, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the Offering (other than commissions or fees to the Underwriter).

(t) Each certificate signed by any officer of the Company, or any Subsidiary thereof, and delivered to the Underwriter shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Underwriter with respect to the matters covered thereby.

(u) Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the businesses in which they are engaged, except where the failure to have such would not have a Material Adverse Effect; and none of the Company or its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Each of the Company and its Subsidiaries has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s chief executive officer and chief financial officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company, its Subsidiaries and the Company’s directors and officers (in their respective capacities as such) are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(w) Ernst & Young LLP, who has certified the financial statements and supporting schedules included in the Prospectus and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(x) At the Closing Time (as defined below), the Company shall have obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each person named in Schedule C hereto.

(y) No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which each of the Company and its Subsidiaries is a party or by which the Company or its Subsidiaries, or any of their respective properties, is bound which would have or which, after notice or lapse of time or both, would have a Material Adverse Effect.

(z) To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(aa) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus or the Preliminary Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(bb) No Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture relating to the Company’s 6.625% Senior Notes due 2017, dated as of March 1, 2007, the Indenture relating to the Company’s 7.75% Senior Subordinated Notes due 2013, dated as of June 11, 2003 (the “2003 Indenture”) or the Credit Agreement dated as of June 11, 2003, or as described in or contemplated by the Prospectus.

(cc) Each of the Company and its Subsidiaries has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as set forth in the Preliminary Prospectus and the Prospectus, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not or would not have a Material Adverse Effect and except as provided by, arising under or related to the Credit Agreement. Any real property leased by each of the Company and Subsidiaries is held under valid, subsisting and enforceable leases, with such exceptions as do not have a Material Adverse Effect.

(dd) Each of the Company and its Subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, licenses, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted, except if such failure to own or otherwise possess would result in a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ee) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, that would be required by the Securities Act to be described in a prospectus were the Securities being issued and sold in a public offering, that is not described in the Preliminary Prospectus or the Prospectus.

(ff) Except as described or contemplated in the Preliminary Prospectus and the Prospectus, no proceeding looking toward merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company or any of their direct or indirect Subsidiaries is pending or contemplated.

(gg) Environmental Matters:

(i)	Each of the Company and its Subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards and requirements (“Legal Requirements”) relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii)	Each of the Company and its Subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of each of the Company and its Subsidiaries (“Environmental Permits”);

(iii)	There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are reasonably likely to interfere with the conduct of the business of each of the Company and its Subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv)	There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of each of the Company and its Subsidiaries or any businesses, assets or properties formerly leased, operated or owned by each of the Company and its Subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which could reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by any of the Company and its Subsidiaries to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or condition or circumstance that, individually or in the aggregate, would not result in a Material Adverse Effect or that is otherwise disclosed in the Preliminary Prospectus and the Prospectus.

(hh) No non-exempt “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which any of the Company or its Subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”) which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect; the Company or its Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan, except, if at all, as would not cause a Material Adverse Effect; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent which could result in a Material Adverse Effect.

(ii) None of the Company, or, to the knowledge of the Company, any Subsidiary, director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, and, to the knowledge of the Company, its Subsidiaries and affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) The operations of the Company, and, to the knowledge of the Company, its Subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) None of the Company, or, to the knowledge of the Company, any Subsidiary, director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

SECTION 2. Sale and Delivery to the Underwriter; Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company the Securities at a price of $54.31 per share.

(b) The Company and the Underwriter have agreed that the information set forth on Schedule A hereto shall be orally conveyed by the Underwriter to each purchaser of the Securities (such information the “Scripted Information”) prior to the Underwriter confirming any sales of such Securities.

(c) [Reserved].

(d) Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer, against delivery of the Securities to the Underwriter through the facilities of The Depository Trust Company (DTC). Such payment and delivery shall be made at 10:00 A.M., New York City time, on October 12, 2007 (unless another time shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Closing Time.” Electronic transfer of the Securities shall be made to the Underwriter at the Closing Time in such names and in such denominations as the Underwriter shall specify.

Deliveries of the documents described in Section 4 hereof with respect to the purchase of the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Securities.

SECTION 3. Covenants of the Company. The Company, on behalf of itself and its Subsidiaries, hereby agrees:

(a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, two copies of the Original Registration Statement and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein).

(d) The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriter may request.

(g) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the Underwriter is authorized to use the Scripted Information in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(l) The Company represents and agrees not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Underwriter, except for (i) the registration of the Securities and the sales to the Underwriter pursuant to this Agreement, (ii) issuances of Common Stock pursuant to employee benefit plans, qualified stock option plans and other employee compensation plans existing on the date hereof, such issued Common Stock not to be disposed of by any person listed in Schedule C hereto prior to the expiration of the Lock-Up Period, except as specifically permitted by the applicable Lock-Up Agreement, or pursuant to the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, provided, however, that such 90-day period shall be extended by up to 17 days if the Underwriter notifies the Company prior to the expiration of such 90-day period that such extension is necessary in order to permit any Underwriter to publish a research report in compliance with New York Stock Exchange Rule 472(f)(4) and NASD Conduct Rule 2711(f)(4).

SECTION 4. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the satisfaction or waiver of each of the following conditions:

(a) The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.

(b) All the representations and warranties of the Company and its Subsidiaries contained in this Agreement shall be true and correct in all material respects as of the date hereof and at the Closing Time. On or prior to the Closing Time, the Company shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to this Agreement.

(c) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Time that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under this Agreement.

(d) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Time, prevent the consummation of the Offering. No Proceeding shall be pending or, to the knowledge of the Company, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(e) Subsequent to the respective dates as of which data and information are given in the Preliminary Prospectus and Prospectus, there shall not have been any Material Adverse Change.

(f) The Underwriter shall have received as of the Closing Time:

(i) certificates dated as of the Closing Time, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (b) the Company has complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Time, (c) as of the Closing Time, since the date hereof or since the date of the most recent financial statements in the Preliminary Prospectus and Prospectus (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Preliminary Prospectus and Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Preliminary Prospectus and Prospectus or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently);

(ii) a certificate, dated as of the Closing Time, executed by the Secretary of the Company, certifying such matters as the Underwriter may reasonably request;

(iii) the opinion letter and negative assurance letter of Perkins Coie LLP, counsel to the Company, dated as of the Closing Time, in form satisfactory to the Underwriter covering such matters as are customarily covered in such opinion letters;

(iv) an opinion letter and negative assurance letter, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel to the Underwriter, in form satisfactory to the Underwriter covering such matters as are customarily covered in such opinion letters.

(g) The Underwriter shall have received from Ernst & Young LLP, independent public accountants, with respect to the Company, a customary comfort letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Underwriter, with respect to the financial statements and certain financial information contained in the Preliminary Prospectus and the Prospectus.

(h) The Underwriter shall have received from Ernst & Young LLP, independent public accountants, with respect to the Company, a letter, dated as of the Closing Time, in form and substance reasonably satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (g) of this Section 4, except that (i) it shall cover the financial information in the Prospectus and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Time, as the case may be.

(i) This Agreement shall have been executed and delivered by all parties thereto, and the Underwriter shall have received a fully executed original of this Agreement.

(j) The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectus and the Prospectus as of the time of purchase as the Underwriter may reasonably request.

(k) The terms of the Securities shall conform in all material respects to the description thereof in the Preliminary Prospectus and Prospectus.

(l) For the period from and after effectiveness of this Agreement and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(m) At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n) The Underwriter shall have received signed Lock-up Agreements referred to in Section 1(x) hereof.

SECTION 5. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Underwriter or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto; or

(ii) the omission or alleged omission to state, in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to the provisions hereof, will reimburse, as incurred, the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof;

provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (x) any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for use therein or (y) the failure of the Underwriter to convey the Scripted Information as contemplated by Section 2(b). This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 5 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b) The Underwriter agrees to indemnify and hold harmless each of the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto; or

(ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or necessary to make the statements therein not misleading;

in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter, furnished to the Company or its agents by the Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have to the indemnified parties.

(c) As promptly as reasonably practicable after receipt by an indemnified party under this Section 5 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 5, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriter in the case of paragraph (a) of this Section 5 or the Company in the case of paragraph (b) of this Section 5, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 5, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 5 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 5 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Company and the Underwriter agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 5, the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

SECTION 6. Representations, Warranties and Agreements to Survive. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, (ii) acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

SECTION 7. Termination of Agreement. The Underwriter may terminate this Agreement at any time prior to the Closing Time by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could,

in the Underwriter’s reasonable judgment, be expected to make (i) it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Preliminary Prospectus and Prospectus, or (ii) materially impair the investment quality of any of the Securities;

(b) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Underwriter’s judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Preliminary Prospectus and Prospectus or to enforce contracts for the sale of any of the Securities;

(c) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market or any setting of limitations on prices for securities on any such exchange;

(d) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Underwriter’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States;

(e) in the Underwriter’s judgment, it is impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus; or

(f) there shall have occurred any downgrading, or any notice shall have been given or made of (1) any intended or potential downgrading or (2) any review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

If the sale to the Underwriter of the Securities, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 10 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 5 hereof).

SECTION 8. [RESERVED]

SECTION 9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as underwriter in connection with the purchase and sale of the Securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company or its respective management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to either of the companies, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Payment of Expenses.

(a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Preliminary Prospectus and the Prospectus and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors and (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.

(b) If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the second paragraph of Section 7 hereof or the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 10(a) above, reimburse the Underwriter for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

SECTION 11. Information Furnished by the Underwriter. The statements set forth in the sixth and seventh paragraphs under the heading “Underwriting” constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 1 and 5 hereof.

SECTION 12. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

SECTION 13. Miscellaneous.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if sent to the Underwriter, to: Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, fax no. 212-284-2022, Attention: Pat Curry, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, fax no.: 212-269-5420; Attention: Jonathan I. Mark (which does not constitute notice); or (ii) if sent to the Company, to: Esterline Technologies Corporation, 500 108th Avenue NE, Suite 1500, Bellevue, WA 98004, Attention: Chief Financial Officer, with a copy to Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, WA 98101, fax no.: 206-359-9000, Attention: Andrew Bor (which does not constitute notice), or in any case to such other address as the person to be notified may have requested in writing.

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter and, to the extent provided in Section 5 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 5, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Underwriter merely because of such purchase.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly yours,

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ Robert D. George
Name:	Robert D. George
Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

S-1

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.

By:	/s/ Patrick J. Curry
Name:	Patrick J. Curry
Title:	Managing Director

S-1

SCHEDULE A

3,450,000 common shares, par

value $0.20 per share

Jefferies & Company, Inc. is underwriting 3,450,000 common shares of the Company at an initial public offering price of $55.00 per share.

We expect delivery of the shares of Common Stock will be made through The Depositary Trust Company in New York on or about October 12, 2007.

Schedule A-1

SCHEDULE B

None.

Schedule B-1

SCHEDULE C

Directors:

Lewis E. Burns

John F. Clearman

Robert S. Cline

Robert W. Cremin

Anthony P. Franceschini

Paul V. Haack

Charles R. Larson

Jerry D. Leitman

James L. Pierce

Officers:

Robert W. Cremin

Marcia J.M. Greenberg

Robert D. George

Frank Houston

Larry Kring

Stephen R. Larson

R. Bradley Lawrence

C-1

EXHIBIT A

Esterline Technologies Corporation

Common Stock

($0.20 Par Value)

October [    ], 2007

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Esterline Technologies Corporation (the “Company”) and you, Jefferies & Company, Inc. (the “Underwriter”), with respect to the public offering (the “Offering”) of Common Stock, par value $0.20 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of the Underwriter, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock (collectively, the “Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii); provided, however, that such 90-day period shall be extended by up to 17 days if the Underwriter notifies the Company and the undersigned prior to the expiration of such 90-day period that such extension is necessary in order to permit any Underwriter to publish a research report in compliance with New York Stock Exchange Rule 472(f)(4) and NASD Conduct Rule 2711(f)(4). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriter of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, including but not limited to transfers of any Securities either during his or her lifetime or on death by will or by intestacy to his or her immediate family, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned and/or a charitable organization, provided that such trust agrees

Exhibit A-1

in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (d) sales of up to an aggregate of 50,000 shares of any Securities pursuant to a previously established written trading plan that meets the requirements set forth in Rule 10b5-1 of the Exchange Act.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering (or for the period of any extension of such 90-day period as provided herein), the undersigned will not, without the prior written consent of the Underwriter, make any demand for, or exercise any right with respect to, the registration of Securities.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Closing Time (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:
Title:

Exhibit A-2